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WTC Industries, Inc.

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PRESS RELEASE

Contact Info:

CUNO:

Frederick C. Flynn, Jr.

203/238-8847

fflynn@Cuno.com

   WTC:

Greg Jensen

651/554-3144

gjensen@pentapure.com

MAY 26, 2004

FOR IMMEDIATE RELEASE

CUNO TO ACQUIRE WTC INDUSTRIES, INC.

Meriden, CT and Eagan, MN:  CUNO Incorporated (Nasdaq:CUNO) and WTC Industries, Inc. (OTCBB: WTCO) announced today that they have entered into a definitive merger agreement under which CUNO will acquire WTC.  WTC, through its PentaPure, Incorporated operating subsidiary, manufactures water filtration systems and replacement filter cartridges for point-of-use applications, including residential refrigerators and under-the-counter drinking water systems.  WTC is based in Eagan, MN and currently employs approximately 220 people. During 2003 WTC’s sales totaled $28.3 million and sales for the trailing twelve month period (through its quarter ended April 2, 2004) totaled $33.8 million. The planned combination will increase CUNO’s presence in the point-of-use water filtration products business.

Under the terms of the transaction, which was approved by both companies’ boards of directors, WTC’s stockholders will receive $39.87 in cash for each WTC share outstanding. WTC option and warrant holders will receive a cash payment based on the difference between $39.87 per share and the exercise price of their options and warrants. CUNO will also assume WTC’s outstanding bank debt of approximately $9.5 million, resulting in a total transaction value of approximately $110 million. CUNO plans to finance the acquisition with a combination of existing cash and bank financing. The acquisition is expected to be accretive for CUNO within the first twelve months of ownership. The transaction, which is subject to the affirmative vote of WTC’s shareholders as well as the satisfaction of customary conditions and applicable regulatory approvals, is expected to be completed during the third quarter of CUNO’s current fiscal year.

Commenting on the transaction, Mark G. Kachur, CUNO’s Chairman and Chief Executive Officer, said “The acquisition of WTC Industries will broaden CUNO’s product line, technology portfolio and customer base and expand the Company’s presence in the water filtration business. WTC is an excellent strategic fit with our Potable Water business, CUNO’s largest and fastest growing business. Combining CUNO’s and WTC’s capabilities and strengths in engineering, innovative product development, customized manufacturing and highly focused customer support should enable us to provide greater value to our customers and shareholders. With the addition of WTC, we expect our worldwide OMA sales (i.e. sales to OEMs, multi-level marketers, and appliance manufacturers) to exceed $100 million in fiscal 2005 and our future growth prospects in the water filtration business will be significantly enhanced.”

WTC Industries’ CEO James Carbonari said “In view of our rapid growth, capital needs and opportunities in hand, we believe that this transaction is in the best interests of our shareholders, customers and employees. We are very excited about becoming part of

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CUNO, since culturally and operationally CUNO and WTC are extremely compatible companies. This strategic combination should enable us to leverage our respective capabilities and talents in the water filtration business and grow our business more effectively on a long term basis.”

Citigroup Global Markets Inc. acted as financial advisor to CUNO and Robert W. Baird & Co. acted as financial advisor to WTC.

A conference call for interested analysts and investors will be held tomorrow at 8:30 a.m. EST. The call-in number is 1-888-423-3274. Alternatively, visit us at www.cuno.com/investors for a live webcast of our conference call. Also, visit www.cuno.com for additional information about CUNO and www.pentapure.com for additional information about WTC.

About CUNO:

CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO’s products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare, and fluid processing markets.

About WTC:

WTC Industries, Inc. designs and manufactures water filtration products for  point-of-use applications.

Caution Concerning Forward Looking Statements:

This release contains forward-looking statements, including statements regarding the anticipated timing of the transaction and possible performance of the combined company after the transaction is completed. Such statements reflect management’s best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation, (1) the possibility of customer, supplier or employee attrition or reaction following this transaction;  (2) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (3) failure to fully realize the expected growth potential and cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in integrating the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions; (7) competition and change in the water filtration business; and (8) other factors described in  either CUNO’s or WTC’s recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, CUNO and WTC disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

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In connection with the proposed transaction, WTC Industries will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information. WTC Industries  and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in WTC’s information statements and Annual Reports on Form 10-KSB previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning WTC Industries and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained without charge by contacting: WTC Industries, Inc, 1000 Apollo Road, Eagan Minnesota 55121, Attn: Gregory P. Jensen.